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                                                               Exhibit (a)(i)(v)

                         NOTICE OF GUARANTEED DELIVERY
                    FOR TENDER OF SHARES OF COMMON STOCK OF
              DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if Shareholders' certificates for common stock, par value $0.01 per share (the "Shares") of Delaware Investments Dividend and Income Fund, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 11:59 p.m., New York City time, June 30, 2006, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Expiration Date. See Section 2, "Procedures for Tendering Shares," of the Offer to Purchase.

The Depositary: MELLON INVESTOR SERVICES LLC

Facsimile Copy Number: 1-201-680-4626
To Confirm Receipt of Notice of Guaranteed Delivery and Facsimile Transmission:
1-201-680-4860
For Account Information Call: Toll Free: 1-866-340-1397

              By First Class Mail, By Overnight Courier, By Hand:

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                                  By Registered Certified
                                  or Express Mail
By First Class Mail:              or Overnight Courier:             By Hand:
-------------------------------   -------------------------------   -------------------------------
Mellon Investor Services LLC      Mellon Investor Services LLC      Mellon Investor Services LLC
Attention: Reorganization Dept.   Attention: Reorganization Dept.   Attention: Reorganization Dept.
Post Office Box 3300              480 Washington Boulevard          120 Broadway, 13th Floor
South Hackensack, NJ 07606        Mail Stop-Reorg                   New York, NY 10271
                                  Jersey City, NJ 07310
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       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
       ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
                   ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

     The undersigned hereby tenders to Delaware Investments Dividend and Income Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated June 2, 2006 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, "Procedures for Tendering Shares," of the Offer to Purchase.

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Number of Shares Tendered: _______________________________

Certificate Nos. (if available):
__________________________________________________________
__________________________________________________________

If Shares will be tendered by book-entry transfer, check box: [_] The Depository Trust Company

Account Number: __________________________________________

Name(s) of Record Holder(s):
__________________________________________________________
__________________________________________________________

Address: _________________________________________________
         _________________________________________________

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Area Code and Telephone Number: __________________________

Taxpayer Identification (Social Security) Number: ________

Dated: _____________________________________________, 2006


----------------------------------------------------------
Signature(s)

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

______________________________________   _______________________________________


Name of Firm:_________________________   ---------------------------------------
                                         (AUTHORIZED SIGNATURE)

Address: _____________________________   Name: _________________________________
                                               (PLEASE PRINT)

______________________________________   Title: ________________________________

Area Code and Tel. No. _______________   Dated: __________________________, 2006

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
      YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.